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                                                          EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Allied Products Corporation registration statement on Form S-8 of our report, dated
February 6 1997, on our audits of the consolidated financial statements and financial statement schedule of Allied Products Corporation and consolidated subsidiaries as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, which report is included in the 1996 Annual Report of Form 10-K.

COOPERS & LYBRAND L.L.P.

Chicago, Illinois
March 6, 1997